SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 11, 2007, Joseph W. Brown, who has served as Executive Chairman of MBIA Inc. (“MBIA”) since May 2004 and was Chairman and Chief Executive Officer of MBIA from 1999 until May 2004, informed the Board of Directors of MBIA of his intention to not stand for re-election as a director of MBIA when his current term expires at MBIA’s 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”), which is scheduled to be held in May 2007. Under the terms of Mr. Brown’s letter agreement with MBIA, which he entered into in May 2004 and which is filed as Exhibit 10.66 to our most recent annual report on Form 10-K, Mr. Brown had agreed to serve as Executive Chairman until the earlier of the Company’s 2007 Annual Meeting or May 31, 2007. Mr. Brown has been a member of the Board of Directors of MBIA since 1990 and was previously a Board member from December 1986 through May 1989.

Subject to the election of Messrs. Gary Dunton and David Clapp as directors at the 2007 Annual Meeting, the Board expects to elect Mr. Dunton as Chairman of the Board of Directors and to designate Mr. Clapp to continue to serve as lead director, in each case until MBIA’s 2008 Annual Meeting of Stockholders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 11, 2007, the Board of Directors of MBIA amended MBIA’s By-laws in order to make the common stock of MBIA eligible to participate in a direct registration system, as required by changes to the New York Stock Exchange Listed Company Manual approved by the Securities and Exchange Commission on August 8, 2006.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 3.2 By-laws as Amended as of January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: January 11, 2007

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 11, 2007

Exhibit 3.2 By-laws as Amended as of January 11, 2007